Exhibit 10(c)


                        AMDAHL CORPORATION
          LONG-TERM EXECUTIVE INCENTIVE PERFORMANCE PLAN

         REVISED AND RESTATED EFFECTIVE JANUARY 25, 1995

              AND AMENDED EFFECTIVE JANUARY 1, 1996


     1.   PURPOSE OF THE PLAN

     1.1 This Long-Term Executive Incentive Performance Plan (the "Plan") is intended to promote the interests of AMDAHL CORPORATION (the "Corporation") and its Subsidiaries by providing a select group of employees of the Corporation and its Subsidiaries who are primarily responsible for the management, growth and success of the business with the opportunity to participate in a retirement income accumulation program designed to reward them for their contribution to the Corporation's financial success and to provide them with an incentive to continue in the employ of the Corporation and its Subsidiaries through Normal Retirement Age.

     2.   ADMINISTRATION OF THE PLAN

     2.1 The Plan shall administered by a committee (the "Committee") of two (2) or more non-employee members of the Corporation's Board of Directors (the "Board") appointed from time to time by the Board. Each member of the Committee shall be a disinterested person who satisfies the requirements of an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code(the "Code"). However, until the first stockholder meeting at which members of the Board are to be elected which is held on or after January 1, 1996, the Committee may be comprised of two (2) or more non-employee Board members appointed by the Board who are disinterested persons within the meaning of Rule 16b-3(c)(2) of the Securities and Exchange Commission. The Committee shall have full authority to administer the Plan and shall from time to time select the eligible employees who are to participate in the Plan.

     2.2 The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for plan administration shall be made by the Committee. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

     2.3 For purposes of the Plan, the following definitions shall be in effect:


          Active Participant: An Active Participant shall, for each fiscal year the Plan remains in effect, be any individual selected for participation in the Plan, whether in the current fiscal year or in any earlier fiscal year, who has not otherwise been excluded by the Committee from receiving an allocation of the incentive award made under the Plan for the current fiscal year.

          Consolidated Pre-Tax Earnings: The consolidated pre-tax income of the Corporation and the Subsidiaries for each fiscal year, as computed for financial reporting purposes in accordance with generally accepted accounting principles, consistently applied, adjusted, however, to exclude (i) any or all items of income, gain, loss or expense for such fiscal year which the Committee determines, in its sole and absolute discretion, to be extraordinary or unusual in nature and not otherwise incurred or realized in the ordinary course of business, whether or not such items would otherwise be considered to be extraordinary in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board, or (ii) any expenses incurred in such fiscal year by the Corporation in connection with the acquisition or disposition of any subsidiary or business unit or any profit or loss attributable to the business operations of any entity acquired by the Corporation during such fiscal year, but only to the extent that the Committee determines, in its sole and absolute discretion, that those expenses or profits or losses should not be taken into account under the Plan.

          Eligible Earnings: The Participant's Eligible Earnings for any relevant fiscal year under the Plan shall be equal to (i) his/her base salary for such fiscal year plus (ii) any cash bonus (other than awards under this Plan or the Corporation's Short-Term Executive Incentive Performance Plan) earned for services rendered in such fiscal year and payable in the immediately succeeding fiscal year.

          Employee: A participant shall be deemed to continue in Employee status for so long as the participant remains in the active employ of the Corporation or one or more of its Subsidiaries.

          Long-Term Account: The Long-Term Account of each participant shall be the account maintained in his/her name on the books of the Corporation to which there shall be credited the participant's share of the Long-Term awards made for the 1988 and all subsequent fiscal years.

          Normal Retirement Date   The participant's Normal
Retirement Date shall be the latest to occur of (i) the first date on which the sum of the participant's age and Years of Service total at least seventy (70) years, (ii) the date on which the participant attains age fifty-five (55) or (iii) the date on which the participant completes ten (10) Years of Service.

          Permanent Disability:    A participant shall be deemed
to have terminated Employee status by reason of Permanent Disability if he/she is unable, by reason of any physical or mental impairment or illness expected to result in death or to continue for a period of twenty-four (24) consecutive months or more, to perform his/her usual duties for the Corporation or Subsidiary employing such individual.

          Retirement Fund Objective:    Effective with the 1988
fiscal year the Committee shall establish a fixed-dollar retirement income pool for each individual participant in order to provide such individual with replacement income upon his/her retirement from the Corporation following his/her Normal
Retirement Date.

          Separate Account:   The Separate Account of each
participant shall be the account maintained in his/her name on the books of the Corporation to which there is credited the participant's share of the long-term awards made for the 1986 and 1987 fiscal years.

          Subsidiary:    Each corporation (other than the
Corporation) in any unbroken chain of corporations beginning with the Corporation shall be considered to be a Subsidiary of the Corporation, provided such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Year of Service: The participant shall be credited with one Year of Service under the Plan for each twelve (12)- month period, measured from his/her date of hire, during which he/she remains an Employee (whether or not the months of Employee status included within such period were rendered consecutively). Any period intervening between the participant's termination of Employee status and his/her subsequent rehire shall not be taken into account for Year of Service purposes.


     3.   DETERMINATION OF PARTICIPANTS

     3.1 The persons who shall be eligible to participate in the Plan shall be those Corporate Officers and other key employees primarily responsible for the management, growth and success of the business who are recommended for participation in the Plan by the Chairman of the Board and approved by the Committee.

     3.2 Each individual selected for participation in the Plan shall remain an Active Participant for each fiscal year during which that individual continues in Employee status, except to the extent the Committee should, by appropriate resolution, elect to exclude such individual from Active Participant status for one or more of those fiscal years. The Committee shall have complete discretion to exclude one or more existing participants from Active Participant status for any fiscal year or years the Committee deems appropriate, including the entire period the participant continues in Employee status following such exclusion. However, no such exclusion authorized by the Committee shall become effective until the first day of the first fiscal year coincident with or next following the date of the Committee resolution authorizing such exclusion. If any individual is excluded from Active Participant status for one or more fiscal years, then such individual shall not receive any allocation of the incentive awards made to the Plan for those fiscal years. However, each participant who remains in Employee status shall, in accordance with the applicable vesting schedule, continue to vest with respect to any incentive awards already allocated to his/her Separate Account under the Plan and his/her Retirement Fund Objective, whether or not that participant remains an Active Participant for the current or any subsequent fiscal year.

     4.   INCENTIVE PERFORMANCE AWARDS

     4.1 For each fiscal year of the Corporation for which the Plan is in effect, the Corporation shall make an aggregate incentive award to the Plan in an amount equal to one percent (1%) of the Corporation's Consolidated Pre-Tax Earnings for such fiscal year.

     4.2 The incentive award for the fiscal year shall be allocated among the individuals who are Active Participants for that fiscal year in accordance with the following provisions:

          (a) The Retirement Fund Objective established for each participant shall be reviewed periodically by the Committee and adjusted upward and downward from time to time by the Committee as circumstances warrant. However, in no event shall the Retirement Fund Objective in effect for a participant be reduced to a dollar amount such that the portion of the Retirement Fund Objective in which the participant is vested immediately after such reduction would be less than the dollar amount of the Long-term Account balance to which that participant would otherwise be entitled under
          Section 6.3 were he/she to terminate Employee status immediately before such reduction becomes effective.

          (b) The Committee shall, as soon as reasonably practicable after the aggregate long-term award for the fiscal year has been determined, allocate to each Active Participant who has continued in Employee status through the last day of such year, the allocation to each Active Participant shall be that portion of the actual long-term award which is in the same ratio as the Retirement Fund Objective then in effect for such Active Participant bears to the aggregate dollar amount of the Retirement Fund Objectives then in effect for all Active Participants in the Plan.

          (c) The long-term award allocated to each individual Active Participant (the "Long-Term Award") shall in no event exceed in dollar amount the sum necessary to bring the existing balance of the Long-Term Account maintained for such Active Participant under the Plan (as adjusted in accordance with Sections 4.3 and 4.4 below) up to the dollar amount of the Retirement Fund Objective then in effect for that individual.

     4.3 Once an individual becomes a participant in this Plan, he/she may not participate in any other pension or retirement plan sponsored by the Corporation or its Subsidiaries (other than the Individual Deferred Compensation Program and the Employee
Savings Program) during any fiscal year for which he/she is eligible for a Long-Term Award. If such individual has participated in the Capital-Accumulation Program of the Amdahl Savings Program prior to his/her entry into this Plan, the balance from time to time outstanding in his/her capital-accumulation account under the Capital-Accumulation Program shall be added to the balance of his/her Long-Term Account under this Plan for purposes of determining whether the combined sum exceeds the participant's Retirement Fund Objective. To the extent the combined sum equals or exceeds the participant's Retirement Fund Objective, no further long-term awards under the Plan shall, by reason of the limitations of Section 4.2(c), be allocated to his/her Long-Term Account.

     4.4 Effective as November 15, 1988, the balance credited to the participant's Long-Term Account as of the close of the 1987 fiscal year shall be maintained as his/her Separate Account under the Plan, and the participant shall continue to vest in this Separate Account in accordance with the vesting schedule in effect immediately prior to the November 15, 1988 restatement of the Plan (100% vesting when age and Years of Service total at least 70 years with at least 10 Years of Service, but in no event earlier than April 1, 1989). However, no payment from the vested portion of such Separate Account shall be made prior to the participant's attainment of age 55. The following additional provisions shall be applicable to the Separate Account:

          (a) Until paid, the balance in the Separate Account shall continue to accrue interest in accordance with the applicable provisions of Section 6.1.

          (b) The balance from time to time outstanding in the Separate Account shall be added to the balance of the participant's post-1987 Long-Term Account under the Plan for purposes of determining whether the combined sum exceeds the participant's Retirement Fund Objective. To the extent the combined sum equals or exceeds the participant's Retirement Fund Objective, no further long-term awards under the Plan shall, by reason of the limitations of Section 4.2(c), be allocated to his/her Long-Term Account.

          (c) To the extent any portion of the Separate Account is paid to the participant prior to his/her actual retirement from the Corporation, the amount distributed, together with interest imputed thereon at the rate specified in Section 6.1 from the date of distribution, shall continue to be treated as part of the outstanding balance of the participant's Separate Account for purposes of applying the provisions of Sections 4.2(c) and 4.4(b).

     4.5 Should any portion of an aggregate or individual incentive award for a particular fiscal year remain unallocated by reason of one or more of the foregoing limitations, then such portion shall not be allocated to any other participant (whether for the current or any subsequent fiscal year) nor used for any other purpose under the Plan.

     5.   VESTING AND PAYMENT OF LONG-TERM AWARD

     5.1 The Corporation shall establish on its books a Long-Term Account for each participant as a special deferred compensation account to which there shall be credited each annual
Long-Term Award allocated to the participant under Section 4.2 for purposes of meeting his/her Retirement Fund Objective.

     5.2 The participant's interest in his/her particular Retirement Fund Objective (to the extent attributable to Long-Term Awards for the 1988 and all subsequent fiscal years) shall initially vest upon his/her Normal Retirement Date, provided the participant continues in Employee status through such date. At such vesting date, the participant shall be vested in that percentage of his/her Retirement Fund Objective obtained by multiplying his/her Years of Service by 5%.l the participant shall vest in an additional 5% of the Retirement Fund Objective for each Year of Service subsequently completed until he/she becomes 100% vested upon completion of 20 Years of Service. Should the participant terminate Employee status by reason of death or Permanent disability prior to his/her Normal Retirement Date, such individual shall thereupon vest in that percentage of his/her Retirement Fund Objective obtained by multiplying his/her Years of Service (whether or not in excess of 10 years) by 5%. Such vesting shall occur on the basis of the Years of Service completed by the Participant, whether or not the participant remains in Active Participant status for one or more of those Years of Service.

     5.3 Upon the participant's termination of Employee status on or after his/her Normal Retirement Date, benefit payments from his/her Long-Term Account shall be made in accordance with the following provisions:

          (a) If the participant is at the time of his/her termination of Employee status vested in 100% of his/her Retirement Fund Objective, then the entire balance at that time credited to his/her Long-Term Account shall be paid to him/her in a lump sum within ninety (90) days.

          (b) If the participant is at the time of his/her termination of Employee status vested in less than 100% of his/her Retirement Fund Objective, then the participant shall be entitled to a lump sum payment, due within ninety (90) days after such termination of Employee status, equal to the lesser of (i) the dollar amount obtained by multiplying the Retirement Fund Objective in effect for him/her at the time by the percentage to which he/she is at that time vested in such Retirement Fund Objective, less any amount paid or payable to such individual from his/her Separate Account in accordance with Section 5.5, or (ii) the entire balance credited to his/her Long-Term Account at the time of such termination.

          (c) The participant may, by filing an irrevocable election with the Committee at least 24 months prior to attainment of his/her Normal Retirement Date, elect to receive, his/her subparagraph (a) or (b) benefits in substantially equal annual installments over a 5 or 10-year period. To the extent such an installment payout is elected, any unpaid balance of the Long-Term Account owed the participant shall accrue interest at the rate specified in Section 6.1 for the period commencing with the participant's actual retirement date and ending with the date of the payment.

     5.4 The participant's interest in the Separate Account attributable to the Long-Term Awards made for the 1986 and 1987 fiscal years shall vest upon the latest to occur of (i) his/her completion of 10 Years of Service, (ii) the first date on which the sum of the participant's age and Years of Service totals 70 years, or (iii) April 1, 1989. However, the participant's interest in the Separate Account shall immediately vest if his/her Employee status is terminated by reason of death or Permanent Disability. The balance from time to time outstanding in the Separate Account shall accrue interest in accordance with the provisions of Section 6.1.

     5.5 The balance credited to the participant's Separate Account, to the extent vested pursuant to the provisions of
Section 5.4, shall be paid to such participant either in one lump sum or in a series of annual installments over a designated period of years (not to exceed ten (10) years). The method of distribution and commencement date shall be irrevocably designated by the participant in an election filed with the Committee no later than the earlier of (i) eighteen (18) months prior to the earliest date on which he/she will vest in the Separate Account pursuant to the provisions of Section 5.4 or
(ii) the first day of the first calendar year immediately preceding the calendar year in which the participant's vesting date under Section 5.4 will occur. In the absence of such a timely-filed election, the vested balance of the Separate Account shall be paid in one lump sum upon the participant's termination of Employee status. However, no payment shall be made from the participant's Separate Account prior to his/her attainment of age fifty-five (55), except to the limited extent otherwise provided in Section 5.6.

     5.6 Notwithstanding either the provisions of Section 5.5 or any election made by the participant to receive payment of his/her Long-Term Account or the Separate Account in two or more installments, in the event of such participant's death or Permanent Disability (whether or not he/she is still in Employee status), any remaining balances owed to him/her under the Long-Term Account and Separate Account shall be paid to him/her (or to the designated beneficiary in the event of the participant's death) in one lump sum payment within ninety (90) days after the date of the participant's death or Permanent Disability.

     5.7 If either the Long-Term Account or the Separate Account is to be paid in two or more annual installments, then the amount payable at the time of each installment shall be equal to the aggregate balance outstanding in such account at the time of the installment payment, divided by the number of unpaid installments (including the current installment).

     6.   PAYMENT OF INTEREST

     6.1  Applicable Rate

          (a) Pre-1988 Awards. The balance from time to time outstanding in each Separate Account maintained hereunder or Long-Term Awards made for the 1986 and 1987 fiscal years shall accrue interest each calendar year at the weighted average rate at which interest is earned for such year on the assets of the Employee Savings Plan invested in one or more guaranteed insurance contracts thereunder during such year ("Applicable Rate"). The Applicable Rate shall be calculated at the end of each calendar year, and interest earned on outstanding account balances for such year shall be credited to the participant's Separate Account at that time.

          (b) Post-1987 Awards. The individual unvested balance of the Long-Term Account to which each participant's share of the Long-Term Awards made for the 1988 and all subsequent fiscal years is to be allocated shall not bear any interest during the period the participant remains in Employee status. Any unpaid balance of the Long-Term Account owed to such participant shall bear interest at the Applicable Rate during any installment period in excess of ninety (90) days which may be in effect for the payment of such account balance.

     6.2  Pro-Rated Interest

     To the extent an amount is paid out of a particular account prior to the last day of a calendar year, the interest accruable on such amount for the portion of such calendar year preceding the payment date shall, in accordance with Section 6.1 or Section
6.2 (whichever is applicable), be calculated and credited at the end of such year, and payment of such accrued interest shall be made within ninety (90) days after the close of the year.

     7.   GENERAL PROVISIONS

     7.1 Upon the participant's cessation of Employee status prior to attainment of his/her Normal Retirement Date, the entire balance of his/her Long-Term Account and the unvested balance of his/her Separate Account in which the participant is not at such time vested shall be immediately forfeited, except as otherwise specifically provided in the event of the participant's death or Permanent Disability while in Employee status, and the participant shall have no further rights or interest with respect to any amounts so forfeited.

     7.2 Should a Participant incur a severe financial hardship after his/her Normal Retirement Date, the participant may apply to the Committee for an immediate distribution of an amount not to exceed the sum of (i) the vested balance of his/her Separate Account and (ii) the entire balance credited to his/her Long-Term Account, to the extent that latter balance does not exceed the dollar amount of the vested portion of his/her Retirement Fund Objective at that time. The Committee shall have complete discretion to accept or reject the request.

     7.3 Except to the extent the Committee may in its sole discretion elect to implement a so-called "Rabbi Trust" for the payment of benefits hereunder, the obligation to pay the balance credited to the participant's Long-Term Account and Separate Account shall at all times be an unfunded and unsecured obligation of the Corporation or Subsidiary employing such individual; and the participant shall look solely and exclusively to the general assets of the Corporation or Subsidiary employing the participant for the payment of his/her accounts under the Plan.

     7.4 The most recent restatement of the Plan became effective with respect to the eligible employees of the Corporation immediately upon adoption by the Board on January 25, 1995 and shall become effective with respect to the eligible employees of one or more Subsidiaries upon adoption by the board of directors of such Subsidiary or Subsidiaries. The board of directors of any participating corporation may at any time amend, suspend or terminate the Plan with respect to its participants; provided, however, that such action shall not adversely affect rights and interests existing under the Plan at the time of such action.

     7.5 No participant shall have the right to alienate, pledge or encumber his/her interest in any Long-Term Account or Separate
Account maintained hereunder, and no such account shall be subject to the claims of the participant's creditors or to attachment, execution or other process of law.

     7.6 A participant may designate a beneficiary to receive any unpaid vested balance owed to the participant under his/her Long-Term Account or Separate Account at the time of such participant's death. In the absence of such designation, such unpaid balance shall be paid in accordance with the participant's will or pursuant to the laws of descent and distribution. The participant may from time to time revoke his/her beneficiary designation and file a new beneficiary designation. All beneficiary designations, however, must be on the form prescribed by the Committee.

     7.7 Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the board of directors of any participating company or by the Committee, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Subsidiaries for any period of specific duration, and the Employee status of such individual may be terminated at any time, with or without cause.

     7.8 All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Corporation.
Payment of applicable withholding taxes on benefits paid under the Plan shall be the responsibility of the recipients.

     7.9 The provisions of the Plan shall be governed by the Employee Retirement Income Security Act of 1974 (as amended) and, to the extent not thereby pre-empted, by the laws of the State of California without resort to the conflict-of-laws rules of such State.

     7.10 The obligations of the Corporation and its Subsidiaries to make the payments required hereunder shall be binding upon any successor or assign of the Corporation or any such Subsidiary, whether by merger, consolidation, acquisition or other reorganization. No amendment or termination of the Plan by the Corporation or any of its Subsidiaries (or any successor or assign) shall adversely affect or otherwise impair the rights of participants to receive benefit payments hereunder, to the extent attributable to Awards made prior to the date of such amendment or termination, in accordance with the applicable vesting and payment provisions of Articles 4 and 5 hereof.

                        AMDAHL CORPORATION

               EXECUTIVE INCENTIVE PERFORMANCE PLAN


                    DESIGNATION OF BENEFICIARY
                    --------------------------


     I hereby designate the following individual or individuals as the beneficiary or beneficiaries of all my right, title and interest in and to all monies in which I am vested under the Executive Incentive Performance Plan at the time of my death, hereby revoking any prior designation of beneficiaries made by me:


     Name                     Relationship       Percent of Total

(1)
     ----------------------   ----------------   ----------------
(2)
     ----------------------   ----------------   ----------------
(3)
     ----------------------   ----------------   ----------------
(4)
     ----------------------   ----------------   ----------------

     The beneficiary must survive me; otherwise, his or her designated share is to be divided equally among the beneficiaries who do survive me.


Signature:
               ------------------------------
Name:
               ------------------------------
Date:
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